Exhibit 10.11

                                   AMENDMENTS
                                       TO
                           RESTRICTED STOCK AGREEMENTS

         THESE AMENDMENTS (the "Amendments") made as of this 23rd day of March 2007 to the Restricted Stock Agreement dated as of March 24, 2006 (the "2006 Agreement") and the Restricted Stock Agreement dated as of March 27, 2007 (the "2007 Agreement," together with the 2006 Agreement, the "Agreements") each by and between Steven Madden, Ltd. (the "Company"), a Delaware corporation and Jamieson A. Karson (the "Participant").

         WHEREAS, the Company and the Participant have previously entered into the Agreements; and

         WHEREAS, on March 23, 2007, the Compensation Committee of the Board of Directors of the Company authorized the Amendments to the Agreements.

         NOW, THEREFORE, effective as of March 23, 2007, the Agreements are hereby amended as follows:

         1. Section 5(d)(ii) of the 2006 Agreement is amended to add the following sentence at the end thereof:

         "In addition, in the event of: (A) any non-renewal of the Participant's employment agreement with the Company or (B) a termination of the Participant's employment by the Company without Cause (as defined in such employment agreement), all restrictions on the Shares shall lapse and the Restricted Stock shall immediately vest and cease to be Restricted Stock (but shall remain subject to Sections 5(g) and 7 of this Agreement)."

         2. Section 5(d) of the 2007 Agreement is amended in its entirety to read as follows:

         "(i) Except as provided in Section 5(d)(ii), the Participant shall forfeit to the Company, without compensation, any and all Shares of Restricted Stock that are not vested (but no vested portion of the Shares) and RS Property upon the Participant's Termination of Employment for any reason.

         (ii) If a Participant has entered into an employment agreement with the Company on or prior to the Grant Date that provides for partial or complete accelerated vesting on any Termination, the terms of such employment agreement shall control the vesting of the Restricted Stock on any such Termination. In addition, in the event of: (A) any non-renewal of the Participant's employment agreement with the Company or (B) a termination of the Participant's employment by the Company without Cause (as defined in such employment agreement), all restrictions on the Shares shall lapse and the Restricted Stock shall immediately vest and cease to be Restricted Stock (but shall remain subject to Sections 5(g) and 7 of this Agreement)."

                         [Remainder of Page Left Blank]

         IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed on this 2nd day of August, 2007.


                                       STEVEN MADDEN, LTD.

                                       By: /s/ Arvind Dharia
                                           -----------------------------------
                                       Title: CFO


                                       PARTICIPANT

                                       /s/ Jamieson A. Karson
                                       ---------------------------------------
                                       Jamieson A. Karson



                                       2